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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into as of the 14th day of October, 2005 ("Effective Date") by and between the River Rock Entertainment Authority ("Authority"), a governmental instrumentality of the Dry Creek Rancheria Band of Pomo Indians ("Tribe"), on behalf of its Tribal governmental gaming project, the River Rock Casino ("Casino"), and Norman Runyan ("Employee"), and succeeds and supersedes that certain Employment Agreement ("Initial Agreement") made and effective as of the 14th of October, 2002 by and between the Tribe, predecessor in interest to the Authority, and Employee.

         The parties hereto expressly intend that this Agreement describe Employee's relationship as an employee of the Casino and not as a contractor, including but not limited to not being a contractor as that term is used in 25 USC ss. 2711 and 25 CFR ss. 502.15. The parties have purposefully structured the terms and provisions of this Agreement consistent with, and in furtherance of, this expressed intent.

         l. EMPLOYMENT. On and subject to the terms and conditions of this Agreement, the Casino hereby employs Employee, and Employee hereby continues his employment by the Casino, as its Chief Operations Officer (COO). As COO, Employee shall undertake responsibility for the day-to-day operational responsibilities for the Casino, assist in the development of the Casino and other gaming related entities of the Authority as the Board shall direct, and carry out such other duties as are set forth in Section 2. Employee shall report to, be accountable to and work under the authority of the Authority's Board of Directors (the "Board"), the CEO of the Authority, the Casino General Manager, and such other Tribal entities as the Authority or, if the Authority shall cease to exist, the Tribe may thereafter designate.

         2. REPORTING AND DUTIES. Employee shall report directly to the CEO of the Authority and General Manager of the Casino with respect to all operations and expenditures of the Casino and otherwise to the extent requested by the Board. Without limiting the foregoing, Employee shall perform such executive duties as are commonly attendant upon the office of a casino Chief Operations Officer (COO) and such further executive duties as may be specified from time to time by the Board, the CEO or the General Manager (in that order of precedence), which shall include:

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         (a)      Assisting the CEO/General Manager with the overall
                  responsibility of managing, directing and supervising the design, development, construction and operation of the Casino;

         (b)      Enforce the River Rock Casino mission statement;

         (c) Provide leadership to all personnel and management of the Casino;

         (d) In collaboration with Human Resources, responsible for the selection, assignment, re-assignment, structure of any and all employees, department, duties, responsibilities and organizational charts, and the implementation for personnel, wage and benefit policies approved by the Board for the employees of the Casino;

         (e) Assist in the development of short and long term goals and objectives for the operation;

         (f) Preparation of annual operating budgets and required modifications to such budgets, subject to the approval of the Board, and implementation of such budgets;

         (g) Oversee the marketing plan in conjunction with the Marketing Manager, which includes all promotions, sponsorships, advertising, media, and public relations;

         (h)      Assist in the analysis of Casino to ensure maximum efficiency;

         (i) Planning and preparation for food and beverage and other services of the Casino;

         (j) Responsible for the overall ambience, maintenance and cleanliness of the Casino;

         (k) Optimize operational efficiency, increase cost effectiveness and ensure that quality assurance programs are adopted and implemented;

         (l) Work with Human Resources in the Recruitment and hiring of managers, supervisors, and employees of the Casino according to the Tribal TERO plan

         (m) Development and implementation of programs for training Tribal members for supervisory and management positions in accordance with the preference policies of the Tribe and the Casino;

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         (n)      Preparation, implementation and direction of Authority and
                  Casino compliance programs, including assurance that the Casinos meets the requirements of the Indian Gaming Regulatory Act, the Tribal-State Gaming Compact between the Tribe and the State of California (the "Compact"), the laws and ordinances of the Tribe and other applicable laws as well as agreements to which the Tribe and/or the Authority is a party;

         (o) Preparation, implementation and direction of programs to assure that the Casino meets all federal, Tribal and Compact requirements for internal controls, including establishment and enforcement of policies designed to maintain the integrity of the Casino and any other Tribal or Authority gaming operations to which Employee is assigned, for the protection of the Tribe, the Authority, the Board, the Casino, its customers and the public in accordance with law and standards in the industry; and.

         (p)      Attend all required meetings and trainings.

         3. TERM. The term of this Agreement ("Term") shall commence on the Effective Date and shall end three (3) years after the Effective Date, unless terminated earlier by the parties as provided herein. The parties acknowledge that this agreement succeeds and supersedes the Initial Agreement. It is the intent of the parties hereto that there shall be no gap in the Employee's employment between the expiration and termination of the Initial Agreement and the commencement of the Term, and that Employee's employment shall be deemed to have been continuous from the commencement of the Initial Agreement through the date of termination of this Agreement..

         4. FULL-TIME SERVICE. Employee agrees that during the Term of this Agreement unless earlier terminated, he will commit his full time and energies to the duties imposed hereby and, further, agrees that during the term of this Agreement he will not (whether as an officer, director, member, employee, partner, proprietor, investor, security holder, lender, associate, consultant, adviser or otherwise) directly or indirectly, engage in the business of the Casino as a competitor or otherwise without the express prior written consent of the Board in its sole discretion.

         5. COMPENSATION.

         (a) Employee will be paid a base salary of Two Hundred Fifty Thousand Dollars ($250,000.00) per annum ("Base Compensation"), subject to applicable withholding taxes and required deductions.

         (b) Payments in discharge of the Base Compensation shall be paid in 1/26 payments thereof every other workweek on the day established for payroll payments to other employees of the Casino.

         (c) Employee's Base Compensation shall be increased annually, effective on the anniversary of the Effective Date ("Anniversary Date"), by seven percent (7%) unless otherwise agreed in writing by both parties.

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         (d) Employee shall be paid an annual bonus of not less than seven percent (7%) and not more than twenty-five percent (25%), as determined by the Board in its sole discretion, of the Base Compensation earned for the year in question, payable within 45 days after the Anniversary Date.

         (f) Employee will be entitled, on the same basis as other executive employees of the Casino, to participate in and receive benefits under the Casino's benefit plans for executives, if any, as such plans may be modified from time to time, except that Employee will be entitled to seven (7) days of additional Personal Time Off (PTO) in excess of the Casino's normal PTO policy.

         (g) The Employee shall be reimbursed all reasonable and necessary business expenses incurred on behalf of his employment during the performance of his duties under this Agreement, subject to the existing reimbursement policy established by the Casino. Such reimbursements shall be supported by adequate record-keeping and other requirements as may be necessary or appropriate to comply with the Internal Revenue Code.

         (h) Employee will have the right to be reimbursed for any legal fees incurred as the result of defending himself in any third party lawsuit arising out of Employee's obligations under this Agreement; provided that all such defenses shall be managed and controlled by the Authority and with counsel reasonably approved by Authority. Employee is and will continue to be covered under the Authority's errors and omissions insurance as such insurance covers all members of the Board.

         6. LICENSING ISSUES. Employee warrants and represents that he is eligible and suitable for a license and background clearance under the Tribe's and State's gaming licensing authority. Employee agrees to timely apply for any license(s) as may be required pursuant to the Compact, the Tribe's gaming ordinances or otherwise required by law, as may be necessary to enable him to engage in his employment hereunder. The Casino shall pay all costs associated with such licensing. Employee will maintain such licenses in good standing as a continuing condition of his employment under this Agreement, and shall notify the Tribal Gaming Commission of any information that is material to, or a change from, any information sought or contained in his Tribal gaming license application or his suitability in general for a gaming license, and shall do so as soon as possible after such information is known to Employee..

         7. TERMINATION.

         (a) Employee may be terminated prior to the end of the Term by the Authority under the following circumstances:

                  (i) Upon termination, revocation or disapproval of any license required by law to be held by Employee to perform as an employee of a gaming operation of the Tribe, the Authority or the Casino, or if any event renders it unlawful for the Tribe or the Authority to continue to operate the Casino or conduct casino gaming on the reservation; or

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                  (ii) Employee shall commit an act constituting "Cause", Cause being defined as (a) an act of intentional dishonesty against the Tribe, the Authority or the Casino; (b) conviction of any criminal charge involving moral turpitude; (c) the deliberate or intentional refusal by Employee (except by reason of disability) to perform his duties hereunder; (d) gross negligence in the performance of his duties hereunder; or, (e) failure to perform his duties in a manner consistent with his professional obligations after prior sufficient verbal and written warnings; or

                  (iii) Employee shall die; or

                  (iv) The Authority shall for any reason cease to conduct the Casino; or

                  (v) Employee shall become unable to perform the duties and responsibilities set forth in this Agreement by reason of long-term physical or mental disability, defined as a period of disability that exceeds six (6) months; or

                  (vi) Either party shall give the other party hereto ninety
                  (90) days' written notice of Employee's resignation or termination.

         (b) If Employee's employment should be terminated under paragraphs 7
         (a)(i), (a)(ii) or (a)(vi) above (provided that this subparagraph (b) shall only apply to paragraph 7 (a)(vi) to the extent that Employee has resigned), then Authority shall within ten (l0) days of such termination pay Employee the accrued Base Compensation, bonuses and benefits to the date Employee is terminated, whereupon Authority shall have no further liability or obligation to Employee under this Agreement.

         (c) If Employee is terminated under paragraphs 7 (a)(iii), (a)(iv),
         (a)(v) or (a)(vi) (provided that this subparagraph (c) shall only apply to paragraph 7 (a)(vi) to the extent that Authority has terminated Employee), the Authority shall pay to the Employee on a pro-rata basis the Base Compensation for a period of three (3) months from the date of termination and he shall be eligible for all employee benefits during that three-month period, pro-rated to that period. Employee shall be paid all amounts due him at the time of termination when they would otherwise be paid, including the pro rata share of the bonus for the year in which the termination occurred.

         (d) Upon the payment of all or any part of the compensation provided for in this paragraph 7, or its mitigation under this paragraph, the Authority will have no further liability or obligation to Employee under this Agreement or arising from the employment relationship except that obligation provided for in this paragraph 7.

         (e) Employee will be liable in damages for all losses and expenses incurred by Authority if he is terminated for cause or if Employee terminates his employment for any reason not authorized herein, with the exception of termination by written notice agreed to by both parties. Any such termination of or by Employee will constitute a waiver by Employee of all claims against the Authority and the Casino except for the accrued Base Compensation, bonus and benefits to the date of his termination as provided for in this Section 7, and subject to any amounts due from Employee.

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         8. CONFIDENTIALITY OF PROPRIETARY INFORMATION. Any information acquired by Employee while employed under this Agreement or in any way connected with the Casino or any Tribal or Authority gaming operation, related to employee lists, patron lists, marketing plans, operating procedures and other information proprietary to the Tribe, the Authority or the Casino are acknowledged by Employee to be confidential information belonging to one or more of such entities, and Employee shall not disclose such information without the express written authorization of the Board except in the ordinary course of the business of the Casino. Employee shall, upon termination of this Agreement for any reason whatsoever, turn over to the Board any and all copies he may have of employee lists, patron lists, marketing programs, operating procedures and other information proprietary to the tribe, the Authority or the Casino. Employee acknowledges that employee lists, patron lists, marketing programs, operating procedures and other information proprietary to the Tribe, the Authority or the Casino are confidential and proprietary information of one or more of such entities and the Tribe, the Authority or the Casino, or any of them, may exercise any and all remedies available at law or in equity to enforce this Agreement with respect to non-disclosure of any such proprietary information. Particularly, the parties agree that, because of the nature of the subject matter of this paragraph 8, in event of a threat or danger of disclosure of such information, it could be extremely difficult to determine the actual damages suffered or to be suffered by breach of this Section 8 or to fully repair the harm done by such action. Accordingly, Authority shall be entitled to injunctive relief (both temporary and permanent), it being acknowledged and agreed that any such actual or threatened breach will cause irreparable injury and that money damages alone will not provide an adequate remedy.. Notwithstanding the foregoing, Tribe, Authority and Casino or any of them as may be appropriate shall be entitled to money damages for any loss suffered or to be suffered as a consequence of Employee's breach of this Agreement. The parties acknowledge that this provision shall survive the termination of this Agreement. Notwithstanding anything herein to the contrary, Employee acknowledges and agrees that information regarding the internal operations, actions, plans, statements (other than public statements), or activities of the Tribe, the Authority, the Casino, the Board, the Tribal Board of Directors, or the Tribal Council, or any of their officers, employees, members or representatives (including personal information), are included within the meaning of confidential or proprietary information herein and shall be protected as such.

         9. ASSIGNMENT. This Agreement may be assigned by the Authority, on behalf of itself or the Casino, to any entity formed by the Tribe or the Authority for the express purpose of operating the Casino and any related economic development activities. This Agreement contemplates the personal services of Employee and neither this Agreement nor any of the rights herein granted to Employee or the duties assumed by him hereunder may be assigned by him.

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         10. MISCELLANEOUS.

         (a) Employee warrants and represents that there are no restrictions to which he is subject or agreements to which he is a party that would be violated by his execution of this Agreement and his employment hereunder.

         (b) This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Dry Creek Rancheria and the State of California.

         (c) No amendment to this Agreement or any attempted waiver of a provision of this Agreement shall be effective unless in writing and signed by the parties to this Agreement.

         (d) Any controversy that arises between Employee and the Casino or the Authority regarding the rights, duties or liabilities hereunder of either of them, shall be settled by binding arbitration under the Uniform Arbitration Act as adopted by the State of California. In no event shall any liability of the Tribe, the Authority or the Casino or any of them, exceed an amount equal in total to three (3) months of the Base Compensation for a one year period.


The Parties have executed this Agreement on November 8, 2005, as of the Effective Date hereof.


RIVER ROCK ENTERTAINMENT AUTHORITY, a government Instrumentality of the DRY CREEK RANCHERIA BAND OF POMO INDIANS, a federally recognized Indian tribe, on behalf of its governmental economic development project, the RIVER ROCK CASINO,


By: /s/ Harvey Hopkins
   ----------------------------
Name: HARVEY HOPKINS,
Its: Chairman of the River Rock Board of Directors


EMPLOYEE


/s/ Norman Runyan
------------------------------
NORMAN RUNYAN


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